Exhibit 99.3 The Pro Forma Financial Information

Pro Forma Condensed Combined Financial Statements
Citizens First Corporation and Kentucky Banking Centers
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2006
(Dollars in thousands)
	Citizens First	Kentucky Banking Centers	Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$ 11,943	$ 12,512	$ 981	A	$ 25,436
Securities	13,568	22,800	16	B	36,384
Loans, net of unearned income	162,545	81,416	(849)	B	243,112
Allowance for loan losses	(1,931)	(1,115)	-		(3,046)
Premises and equipment	8,967	4,158	(1,517)	B	11,608
Goodwill	1,327	-	9,518	D	10,845
Core deposit premium	-	-	2,203	C	2,203
Other assets	2,768	4,612	(1,579)		5,801
Total assets	$199,187	$124,383	$ 8,773		$332,343

Liabilities and Stockholders’ Equity

Liabilities
Deposits
Non-interest bearing	$ 15,314	$ 10,796	-		$ 26,110
Interest bearing	146,311	101,595	(869)	B	247,037
Total deposits	161,625	112,391	(869)		273,147
Other borrowed funds	15,056	1,547	(64)	B	16,539
Subordinated debentures	-	-	5,000	A	5,000
Other liabilities	1,020	782	(207)	B	1,595
Total liabilities	177,701	114,720	3,860		296,281

Stockholders’ Equity
Preferred stock	7,659	-	-		7,659
Common stock	11,936	6,275	8,301	A	26,512
Retained earnings	2,222	3,453	(3,453)	A	2,222
Accumulated other comprehensive income (loss)	(331)	(65)	65	A	(331)
Total stockholders’ equity	21,486	9,663	4,913		36,062
Total liabilities and stockholders’ equity	$199,187	$124,383	$ 8,773		$332,343

Pro Forma Condensed Combined Financial Statements

Citizens First Corporation and Kentucky Banking Centers
Unaudited ProForma Condensed Combined Statement of Income
                                                      Nine Months Ended September 30, 2006

                    (Dollars in Thousands Except Per Share Data)

	Citizens First	Kentucky Banking Centers	Adjustments		Pro Forma Combined
Interest Income
Loans	$9,505	$4,981	$ 118	E	$ 14,604
Investment securities	391	694	-	F	1,085
Other	416	417	-		833
Total interest income	10,312	6,092	118		16,522
Interest Expense
Deposits	3,391	2,418	48	G	5,857
Borrowed funds	444	45	266	H	755
Total interest expense	3,835	2,463	314		6,612
Net Interest Income	6,477	3,629	(196)		9,910
Provision for Loan Losses	60	(39)	-	I	21
Net Interest Income After Provision for Loan Losses	6,417	3,668	(196)		9,889
Noninterest Income
Service charges on deposit accounts	585	561	-		1,146
Other noninterest income	622	271	-		893
Total noninterest income	1,207	832			2,039
Noninterest Expense
Salaries and employee benefits	2,741	1,472			4,213
Occupancy and equipment expense	836	393	(38)	J	1,191
Other	1,608	1,175	290	K	3,073
Total noninterest expense	5,185	3,040	252		8,477
Income Before Income Taxes	2,439	1,460	(448)		3,451
Provision for Income Taxes	834	443	(152)	L	1,125
Net Income	1,605	1,017	(296)	M	2,326
Dividends declared on preferred stock	389	-	-		389
Net income available to common stockholders	$1,216	1,017	(296)		$ 1,937
Basic Earnings per Share	$1.29				$0.98
Diluted Earnings per Share	$1.05				$0.91
Weighted average shares:
Basic	940,621		1,035,000	N	1,975,621
Diluted	1,533,402		1,035,000	N	2,568,402

                      Pro Forma Condensed Combined Financial Statements
                Citizens First Corporation and Kentucky Banking Centers
                Unaudited ProForma Condensed Combined Statement of Income
                       Twelve Months Ended December 31, 2005
                                                                   (Dollars in Thousands Except Per Share Data)

	Citizens First	Kentucky Banking Centers	Adjustments		Pro Forma Combined
Interest Income
Loans	$10,499	$5,956	157	E	$16,612
Investment securities	472	1,062	(16)	F	1,518
Other	103	172			275
Total interest income	11,074	7,190	141		18,405
Interest Expense
Deposits	2,906	2,743	224	G	5,873
Borrowed funds	447	65	291	H	803
Total interest expense	3,353	2,808	515		6,676
Net Interest Income	7,721	4,382	(374)		11,729
Provision for Loan Losses	(200)	195		I	(5)
Net Interest Income After Provision for Loan Losses	7,921	4,187	(374)		11,734
Noninterest Income
Service charges on deposit accounts	808	744			1,552
Other noninterest income	668	326			994
Total noninterest income	1,476	1,070			2,546
Noninterest Expense
Salaries and employee benefits	3,005	1,726			4,731
Occupancy and equipment expense	801	535	(51)	J	1,285
Other	2,198	1,415	344	K	3,957
Total noninterest expense	6,004	3,676	293		9,973
Income Before Income Taxes	3,393	1,581	(667)		4,307
Provision for Income Taxes	1,156	435	(227)	L	1,364
Net Income	2,237	$1,146	(440)	M	2,943
Dividends declared on preferred stock	520				520
Net income available to common stockholders	$1,717	$1,146	(440)		$2,423
Basic Earnings per Share	$1.83				$1.23
Diluted Earnings per Share	$1.47				$1.15
Weighted average shares:
Basic	936,847		1,035,000	N	1,971,847
Diluted	1,516,586		1,035,000	N	2,551,586

Citizens First Corporation and Kentucky Banking Centers

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 Basis of Presentation and Kentucky Banking Center, Inc. Acquisition

Basis of presentation

On June 1, 2006, we entered into a stock purchase agreement with Farmers Capital Bank Corporation to acquire its wholly owned subsidiary Kentucky Banking Centers, Inc. (“KBC”), a Kentucky-chartered bank headquartered in Glasgow, KY for a net purchase price of $18.6 million. The Company funded the acquisition of KBC from the net proceeds of a public offering of stock and the proceeds from the issuance of trust preferred securities. The unaudited pro forma condensed combined financial statements give effect to the acquisition by the Company of KBC in a business combination accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet reflects the proposed purchase as if it had occurred on September 30, 2006, while the unaudited pro forma condensed combined statements of income for the year ended December 31, 2005 and for the nine months ended September 30, 2006 reflect the proposed purchase as if it had occurred on January 1, 2005. Described below is the pro forma estimate of the proceeds from the public offering of common stock and of the total purchase price of the transaction as well as adjustments to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of KBC. The estimates will be refined and updated as the date of the transaction and the final values indicated in the pro forma condensed combined financial data may be more or less depending on operating results, changes in market conditions and other factors.

Described below is the pro forma estimate of the net proceeds of common stock and the total purchase price of the transaction as well as adjustments to allocate the purchase price based on preliminary estimates of fair values of the assets and liabilities of KBC. All amounts are in thousands.

Gross proceeds of common stock issued in public offering	$16,560
Offering costs	(1,984)
Net proceeds	$14,576

Purchase price	$20,000
Adjustment for Bank Owned Life Insurance retained by owner	(1,579)
Acquisition related charges	174
Other adjustments	23
Adjusted purchase price	18,618

Net assets of KBC based on historical carrying amounts as of September 30, 2006	$9,663
Capital injection by Farmers into KBC made prior to closing	629
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting:
Bank owned life insurance retained by owner	(1,579)
Other adjustments	23
Securities	16
Loans	(849)
Deposits	240
Premises and equipment, net	(1,517)
FHLB borrowings	64
Deferred taxes	207
Identified intangible assets (Note 2C)	2,203
Net assets of KBC adjusted for fair value	$9,100

Goodwill	$9,518

Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

The merger will be accounted under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), and SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). In accordance with SFAS No. 142, intangible assets other than goodwill (such as core deposit intangibles) must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2	Purchase Accounting and Pro Forma Adjustments

A
Reflects the issuance of 1,035,000 shares of Citizens First Corporation no par value common stock at a price of $16.00 per share less the underwriting discount and offering expenses, cash consideration of $18.6 million paid in association with the purchase of KBC plus the estimated acquisition costs of $174 thousand associated with the transaction, and the elimination of KBC’s equity accounts.

Gross proceeds from offering of common stock	$16,560
Less offering expenses:
Underwriting discount	1,083
Investment banking	361
Printing	73
Legal	166
Accounting	185
Other	116
Total offering expenses	1,984

Net proceeds from offering of common stock	$14,576

Cash adjustment reconciliation:
Net proceeds from offering of common stock	$14,576
Proceeds from issuance of subordinated debentures	5,000
Cash paid to KBC shareholder	(18,421)
Acquisition related charges	(174)
Total	$981

Represents adjustment to record the purchase accounting costs, as follows:
Data contract termination	56
Accounting fees	71
Other acquisition related charges	47
Total acquisition costs	$174

B
Represents the recording of estimated fair value adjustments relating to KBC's premises and equipment, investment securities, loans and deposits and eliminate deferred tax liabilities. Final valuations could differ significantly.

C
Represents the adjustment to record the core deposit intangible which is calculated on KBC’s transaction deposits excluding time deposits. Additionally, an intangible related to customer relationships is being evalulated.

D	Represents the adjustment to record the goodwill related to the transaction.

E	Represents the adjustment to record the amortization of the fair value adjustment on acquired loans over their expected average life of 43 months.

F	Represents the adjustment to record the amortization of the fair value adjustment on acquired investments over their expected average life of 12 months.

G
Represents the adjustment to record the amortization of the fair value adjustment on acquired time deposits over their expected average life of 14 months. In addition, the replacement of KBC’s interest bearing intercompany deposit with its holding company (at a rate of 0.50%) with other short-term borrowed funds will increase its cost of funds. The additional interest expense is $14 and $12 for the year ended December 31, 2005 and nine months ended September 30, 2006, respectively. These amounts are based on an average federal funds rate of 2.75% for 2005 and 4.75% for 2006 based on an average balance of $516,000 for the year ended December 31, 2005 and for the nine months ended September 30, 2006.

H
Represents the adjustment to record the interest on trust preferred securities issued for $5 million using a coupon rate of 165 basis points over LIBOR (London Inter-Bank Offering Rate). The interest expense is calculated on an average rate of 5.64% for 2005 and 6.91% for 2006. Also represents the fair value adjustment on FHLB advances over their expected average life of 84 months.

I
The unaudited pro forma condensed combined income statements contain no adjustments to the provision for loan losses for the year ended December 31, 2005 or for the nine months ended September 30, 2006. However, the determination of the level of any bank’s allowance for loan losses is a subjective process that involves both quantitative and qualitative factors. CFC’s preliminary analysis performed during due diligence has revealed that there are certain differences in the methodologies employed by CFC and KBC in determining the levels of their respective allowances for loan losses. In connection with preparation for combining CFC and KBC, CFC will complete its analysis of their allowances for loan losses and further analyze the attributes of the combined loan portfolio.

J	Represents the adjustment to record the amortization of the fair value adjustment on acquired premises and equipment over their expected average life of 360 months.

K	Represents the amortization of core deposit intangible. The Company estimates these (assuming an acquisition date of September 30, 2006) would be amortized on an accelerated basis over 8 years.

L	Represents estimated tax savings at a combined rate of 34%.

M
The unaudited pro forma condensed combined income statements for the year ended December 31, 2005 or for the nine months ended September 30, 2006 do not give effect to the anticipated cost savings or other operating synergies in connection with this transaction. Certain costs disclosed in Note 2 of the KBC financial statements paid to related parties may no longer be incurred. Although we believe there will be some net savings, pro forma amounts have been disclosed based on historical operating results of KBC.

N	Represents the increase in the number of shares outstanding for the issuance of 1,035,000 shares in the offering of common stock.